Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:	Calvin Darling	408-523-2277
		Laura Lee Luna	408-523-2161

INTUITIVE SURGICAL ANNOUNCES SECOND QUARTER EARNINGS

SUNNYVALE, CALIF. July 21, 2010 – Intuitive Surgical, Inc. (NASDAQ: ISRG), the industry leader in surgical robotics, today reported second quarter of 2010 revenue of $351 million, up from $261 million for the second quarter of 2009. Second quarter of 2010 revenue growth was driven by continued robotic procedure adoption and higher da Vinci Surgical System sales. For comparison purposes, as previously reported, second quarter 2009 revenue was impacted by the recognition of $14 million in revenue deferred in the first quarter of 2009 related to da Vinci Si system upgrade revenue offers made.

Second quarter of 2010 instruments and accessories revenue increased to $128 million from $96 million in the second quarter of 2009. The growth in instruments and accessories revenue largely resulted from growth in da Vinci surgical procedures by approximately 36%, led by growth in da Vinci hysterectomy (dVH) procedure volume.

Second quarter of 2010 systems revenue was $168 million, compared to $124 million during the second quarter of 2009. 108 da Vinci Surgical Systems were sold during the second quarter of 2010 compared to 76 sold during the second quarter of 2009. Second quarter of 2010 service revenue increased to $55 million from $41 million during the second quarter of 2009, reflecting growth in the installed base of da Vinci Surgical Systems.

Second quarter of 2010 operating income increased to $140 million from $100 million during the second quarter of 2009. Second quarter 2009 operating income included the impact of recognizing $14 million of revenue that was originally deferred in the first quarter of 2009. Since there was no cost deferred in association with the deferred revenue, the $14 million of revenue recognized had an equal impact on total revenue, operating income and pretax income. Operating results for the second quarter of 2010 included $30 million of non-cash stock-based compensation expense compared with $25 million for the second quarter of 2009.

Second quarter of 2010 net income was $89 million, or $2.19 per diluted share, compared with $62 million, or $1.62 per diluted share for the second quarter of 2009. Revenue recognized in the second quarter of 2009 related to the first quarter 2009 revenue deferral increased net income in the second quarter of 2009 by approximately $8 million, or $0.22 per diluted share.

Commenting on the announcement, Gary Guthart, President and CEO of Intuitive Surgical, said, “We are pleased with our team’s performance in the second quarter and our revenue and earnings growth. These financial results reflect continuing da Vinci surgery adoption, driven by procedures that improve surgical outcomes and reduce trauma.”

The Company will also announce these results at a conference call today at 1:30 pm PDT. The dial-in numbers for the call are 877-209-9920 for participants located in the United States and 612-288-0337 for participants located outside the United States. The meeting host is Dr. Gary Guthart. To access financial information that will be discussed on the call, please visit Intuitive Surgical’s website at www.intuitivesurgical.com.

About Intuitive’s Products

Intuitive Surgical, Inc. (NASDAQ: ISRG), headquartered in Sunnyvale, California, is the global technology leader in robotic-assisted, minimally invasive surgery. Intuitive Surgical develops, manufactures, and markets robotic technologies designed to improve clinical outcomes and help patients return more quickly to active and productive lives. The Company’s mission is to extend the benefits of minimally invasive surgery to the broadest possible base of patients. Intuitive Surgical — Taking surgery beyond the limits of the human hand™.

About the da Vinci® Surgical System

The da Vinci® System is a breakthrough surgical platform designed to enable complex surgery using a minimally invasive approach. The da Vinci® System consists of an ergonomic surgeon console or consoles, a patient-side cart with four interactive robotic arms, a high-performance vision system and proprietary EndoWrist® instruments. Powered by state-of-the-art robotic and computer technology, the da Vinci® System is designed to scale, filter and seamlessly translate the surgeon’s hand movements into more precise movements of the EndoWrist® instruments. The net result is an intuitive interface with breakthrough surgical capabilities. By providing surgeons with superior visualization, enhanced dexterity, greater precision and ergonomic comfort, the da Vinci Surgical System makes it possible for more surgeons to perform minimally invasive procedures involving complex dissection or reconstruction. This ultimately has the potential to raise the standard of care for complex surgeries, translating into numerous potential patient benefits, including less pain, a shorter recovery and quicker return to normal daily activities.

Intuitive®, da Vinci®, da Vinci S®, da Vinci® Si™, InSite® and EndoWrist® are trademarks or registered trademarks of Intuitive Surgical, Inc.

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This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are necessarily estimates reflecting the best judgment of our management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including the following: the impact of global and regional economic conditions and related credit markets and related impact on health care spending; health care reform legislation in the United States and its implications on hospital spending, reimbursement and fees which will be levied on certain medical device companies; timing and success of product development and market acceptance of developed products; regulatory approvals, clearances and restrictions; guidelines and recommendations in the health care and patient communities; intellectual property positions and litigation; competition in the medical device industry and in the specific markets of surgery in which Intuitive Surgical operates; unanticipated manufacturing disruptions; delays in regulatory approvals of new manufacturing facilities or the inability to meet demand for products; the results of the year end audit and the other factors under the heading “Risk Factors” in our report on Form 10-K for the year ended December 31, 2009, as updated from time to time by our quarterly reports on Form 10-Q and our other filings with the Securities and Exchange Commission. Statements concerning forecasts, revenue growth, procedure growth, future financial results, and statements using words such as “estimate”, “project”, “plan”, “intend”, “expect”, “anticipate”, “believe” and similar expressions are intended to identify forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

INTUITIVE SURGICAL, INC.

UNAUDITED QUARTERLY CONSOLIDATED STATEMENTS OF INCOME

(IN MILLIONS, EXCEPT PER SHARE DATA)

	Three months ended
	June 30, 2010	March 31, 2010	June 30, 2009
Revenue:
Instruments & Accessories	$127.5	$122.7	$95.8
Systems	167.8	155.3	123.5
Services	55.4	50.6	41.3

Total revenue (1)	350.7	328.6	260.6

Cost of revenue:
Products	72.7	68.0	55.5
Services	21.2	20.1	14.9

Total cost of revenue (2)	93.9	88.1	70.4

Gross profit	256.8	240.5	190.2

Operating expenses:
Selling, general and administrative	88.6	82.8	67.3
Research and development (3)	28.5	28.0	23.4

Total operating expenses (2)	117.1	110.8	90.7

Income from operations	139.7	129.7	99.5

Interest and other income, net	4.5	4.1	5.2

Income before income taxes	144.2	133.8	104.7
Provision for income taxes	55.5	48.5	42.3

Net lncome	$88.7	$85.3	$62.4

Earnings per share:
Basic	$2.26	$2.20	$1.65

Diluted (1)	$2.19	$2.12	$1.62

Shares used in computing earnings per share:
Basic	39.3	38.8	37.9

Diluted	40.5	40.2	38.6

(1)	In April 2009, the Company offered certain customers the opportunity to upgrade the da Vinci S Surgical Systems purchased during the first quarter of 2009 to da Vinci Si Surgical Systems, at a discount from the list price of the upgrade. These customers were also given the opportunity to return certain da Vinci S accessories in exchange for da Vinci Si accessories. The customers were given until June 30, 2009 to accept the offer. In the first quarter of 2009, the Company had deferred $20.1 million of revenue associated with these offers. In the second quarter of 2009, the Company recognized $13.8 million of revenue originally deferred in the first quarter and associated with offers declined, upgrades completed or accessories delivered. The remaining $6.3 million of revenue was recognized in the third quarter of 2009 when upgrades were completed.

Excluding the $13.8 million of revenue recognized, the total revenue and diluted earnings per share during the three months ended June 30, 2009 were $246.8 million and $1.40, respectively. The deferral has no impact on the quarter ended June 30, 2010.

(2)	Includes stock compensation expense of $4.6 million, $4.0 million and $3.6 million in total cost of revenue and $25.7 million, $22.8 million and $21.0 million in total operating expenses for the three months ended June 30, 2010, March 31, 2010 and June 30, 2009, respectively.
(3)	Includes amortization of purchased intellectual property of $3.7 million, $3.6 million and $3.8 million in research and development expenses for the three months ended June 30, 2010, March 31, 2010 and June 30, 2009, respectively.

INTUITIVE SURGICAL, INC.

UNAUDITED SIX MONTHS ENDED CONSOLIDATED STATEMENTS OF INCOME

(IN MILLIONS, EXCEPT PER SHARE DATA)

	Six months ended June 30,
	2010	2009
Revenue:
Instruments & Accessories	$250.2	$175.4
Systems	323.1	193.0
Services	106.0	80.6

Total revenue (1)	679.3	449.0

Cost of revenue:
Products	140.7	100.8
Services	41.3	29.3

Total cost of revenue (2)	182.0	130.1

Gross profit	497.3	318.9

Operating expenses:
Selling, general and administrative	171.4	129.7
Research and development (3)	56.5	44.7

Total operating expenses (2)	227.9	174.4

Income from operations	269.4	144.5

Interest and other income, net	8.6	10.2

Income before income taxes	278.0	154.7
Provision for income taxes	104.0	64.2

Net lncome	$174.0	$90.5

Earnings per share:
Basic	$4.45	$2.36

Diluted (1)	$4.31	$2.32

Shares used in computing earnings per share:
Basic	39.1	38.4

Diluted	40.4	38.9

(1)	The Company offered certain customers the opportunity to upgrade the da Vinci S Surgical Systems purchased during the first quarter of 2009 to the recently introduced da Vinci Si Surgical Systems, at a discount from the list price of the upgrade. These customers were also given the opportunity to return certain da Vinci S accessories in exchange for da Vinci Si accessories. The customers were given until June 30, 2009 to accept the offer. During the three months ended March 31, 2009, the Company had deferred $20.1 million of revenue associated with these offers. In the second quarter of 2009, the Company recognized $13.8 million of revenue associated with offers declined, upgrades completed or accessories delivered. The remaining $6.3 million of revenue was recognized in the third quarter of 2009 when the upgrades were completed.

Excluding the remaining revenue deferred of $6.3 million as of June 30, 2009, the total revenue and diluted earnings per share during the six months ended June 30, 2009 was $455.3 million and $2.42, respectively. The deferral has no impact on the six months ended June 30, 2010.

(2)	Includes stock compensation expense of $8.6 million and $6.9 million in total cost of revenue and $48.5 million and $40.4 million in total operating expenses for the six months ended June 30, 2010 and 2009, respectively.
(3)	Includes amortization of purchased intellectual property of $7.3 million and $7.2 million in research and development expenses for the six months ended June 30, 2010 and 2009, respectively.

INTUITIVE SURGICAL, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(IN MILLIONS)

	6/30/2010	12/31/2009
Cash, cash equivalents, and investments	$1,588.2	$1,172.0
Accounts receivable, net	194.7	205.4
Inventory	74.0	57.6
Property and equipment, net	144.4	125.7
Goodwill	110.7	110.7
Deferred tax assets	60.4	60.7
Other assets	70.7	77.6

Total assets	$2,243.1	$1,809.7

Accounts payable and other accrued liabilities	$209.9	$172.0
Deferred revenue	108.8	100.4

Total liabilities	318.7	272.4
Stockholders’ equity	1,924.4	1,537.3

Total liabilities and stockholders’ equity	$2,243.1	$1,809.7